Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 1996, relating to the financial statements of Engima Logic, Inc. for the year ended December 31, 1995, included in the Annual Report of Form 10-K of Secure Computing Corporation for the fiscal year ended December 31, 1996.


/s/ Price Waterhouse LLP
Price Waterhouse LLP


San Jose, California
June 10, 1997